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                                                                   EXHIBIT 10.26

                                 QUITCLAIM DEED

     Hologic, Inc., a Delaware corporation having a place of business at 35 Crosby Drive, Bedford, MA ("Grantor"), for consideration of Twenty Six Million Two Hundred Fifty Thousand and 00/100 Dollars ($26,250,000.00) paid, hereby grants to BONE (DE) QRS 15-12, Inc., a Delaware corporation having a place of business c/o W.P. Carey & Co., LLC, 50 Rockefeller Plaza, Second Floor, New York, New York 10020, with QUITCLAIM COVENANTS.

     That certain parcel of land situated in Bedford in the County of Middlesex, Commonwealth of Massachusetts being shown as Lot 12 on a plan of land entitled "Plan of Land in Bedford, Mass. (Middlesex County), Being a Subdivision of Lot 5 on Land Court Plan Number 34759C, Prepared for: Hologic, Inc., Scale 1" = 100'" by the BSC Group, Inc. dated July 26, 2002, and containing approximately 903,621 square feet as shown on said plan. Said parcel of land is shown as Lot 12 on Land Court Plan Number 34759F.

     The premises are conveyed subject to, and with the benefit of, all restrictions, easements, covenants, conditions, agreements, and other appurtenant rights of record insofar as the same may be now in force and applicable.

     Being a portion of the premises conveyed to Grantor by deed dated July 27, 1998 filed with the Middlesex South Registry District of the Land Court as Document No. 1074531 and Transfer Certificate No. 212281.

     This conveyance does not constitute a sale or transfer of all or substantially all of the assets of Grantor in Massachusetts.

     Deed stamps in the amount of $119,700.00 are affixed to this deed.

     IN WITNESS WHEREOF, said Hologic, Inc. has caused this instrument to be executed under seal, this 4th day of September, 2002.

       Hologic, Inc.


       By: /s/ Glenn P. Muir
           ------------------------------------
       Name:  Glenn P. Muir
       Title: Treasurer and Executive Vice President, Finance and Administration Hereunto duly authorized

                          COMMONWEALTH OF MASSACHUSETTS

Middlesex, ss                                              September 4, 2002

     Then personally appeared before me Glenn P. Muir, the Treasurer and Executive Vice President, Finance and Administration, of Hologic, Inc., who acknowledged that he executed the foregoing instrument as his free act and deed in such capacity and the free act and deed of Hologic, Inc.

                                                   /s/ Laureen E. McQuaid
                                               --------------------------------
                                               Notary Public Laureen E. McQuaid
                                               My Commission Expires: 6/5/09